Exhibit 99.1

—   Travelport Announces Third Quarter 2008 Results   —

Third Quarter Highlights

•                  Net Revenue of $634 million

•                  Adjusted Net Revenue of $635 million, representing a (3%) decrease over the third quarter of 2007

•                  EBITDA of $169 million, representing 7% growth over the third quarter of 2007

•                  Adjusted EBITDA of $191 million, representing a 3% increase over the third quarter of 2007

Re-engineering Cost Savings and Worldspan Synergy Highlights

•                  Actions taken through quarter end to achieve an estimated $187 million of annual run rate savings from the re-engineering of the Travelport business

•                  Worldspan synergies on schedule, actions taken to date to achieve annual run rate synergies of $123 million out of a target of $150 million

NEW YORK, NY, November 13, 2008  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the quarter ended September 30, 2008.  Travelport recognized net revenue of $634 million and adjusted net revenue of $635 million for the third quarter of 2008, representing a (3%) decrease in adjusted net revenue over the same period last year.  Travelport achieved EBITDA of $169 million and adjusted EBITDA of $191 million in the third quarter of 2008, representing an increase of 7% and 3%, respectively, over the same period last year.  Travelport recognized a net loss of $128 million during the quarter which included a $138 million non-cash loss related to Travelport’s investment in Orbitz Worldwide.  Excluding this loss, Travelport would have reported net income of $10 million which was a $50 million improvement over the same period last year.

Travelport Consolidated ($ in millions)	3Q 2007	3Q 2008	Change*	% Change*
Net Revenue (1) (2)	$754	$634	$(120)	(16)%
Adjusted Net Revenue (3)	$658	$635	$(23)	(3)%
EBITDA (1) (2)	$158	$169	$11	7%
Adjusted EBITDA (3)	$186	$191	$5	3%
Adjusted EBITDA Margin %	28.3%	30.1%	181 bps	6%

*	May not calculate due to rounding
(1)	3Q 2007 includes Orbitz Worldwide results.
(2)	3Q 2007 includes Worldspan results from August 21, 2007 to September 30, 2007.
(3)	Adjusted results exclude Orbitz Worldwide and include Worldspan in all periods, as if both transactions had taken place on January 1, 2007.

Travelport CEO and President, Jeff Clarke, stated:  “Travelport’s results in the third quarter of 2008 continue to show the resiliency of our business even during the unprecedented economic conditions that we are experiencing.  The environment  for travel continued to weaken into the 3rd quarter as the expected airline capacity reductions materialized.  GDS segments declined 10% year-over-year during the quarter, and while GTA grew TTV 2% year-over-year, the rate of growth slowed during the quarter, reflecting softer demand and less favorable impact from currency compared to prior quarters.  Despite these headwinds, Travelport was able to grow adjusted EBITDA 3%, primarily as a result of actions taken during the last two years to reduce costs and the Worldspan synergies we are currently capturing.  During the quarter, we successfully migrated our Denver data center to our state-of-the-art technology and data center in Atlanta, which is expected to result in $45 million of run rate savings going forward.  This effort was executed successfully and was the result of months of planning and testing by hundreds of employees at Travelport and United Airlines.”

Mike Rescoe, Travelport CFO, stated: “Our re-engineering cost savings and Worldspan synergies are proving effective in growing our EBITDA despite the challenging environment.  During the quarter, we realized $47 million of cost savings from our re-engineering program, compared to $35 million of cost savings realized during the third quarter of 2007. We also realized $24 million from Worldspan synergies during the period.  During the quarter, we decided to draw down $113 million on our revolving credit facility.  While we have no immediate needs for the funds, we believed it prudent, given the unprecedented disruptions in the credit markets, to ensure we have access to the liquidity.   Subsequent to the end of the quarter, we drew down an additional $147 million to further preserve our financial flexibility in light of the ongoing uncertainty in the credit markets.  We repurchased at a discount approximately $58 million in principal amount of our bonds during the quarter.  In aggregate, through the end of the third quarter, we have repurchased at a discount approximately $180 million in principal amount of our bonds, which will save us $18 million in cash interest payments on an annual basis.”

Financial Highlights Third Quarter 2008

GDS ($ in millions)	3Q 2007	3Q 2008	Change*	% Change*
Net Revenue (1)	$449	$531	$82	18%
Adjusted Net Revenue (2)	$556	$532	$(24)	(4)%
EBITDA (1)	$122	$146	$24	20%
Adjusted EBITDA (2)	$167	$165	$(2)	(1)%
Adjusted EBITDA Margin %	30.0%	31.0%	98 bps	3%

*	May not calculate due to rounding
(1)	3Q 2007 includes Worldspan results from August 21, 2007 to September 30, 2007.
(2)	Adjusted results include Worldspan in all periods, as if the acquisition had closed on January 1, 2007.

Net revenue and EBITDA for our GDS business were $531 million and $146 million, respectively, for the third quarter of 2008.  Adjusted net revenue and adjusted EBITDA for our GDS businesses were $532 million and $165 million, respectively, for the third quarter of 2008.  This resulted in a (4)% reduction in adjusted net revenue and a (1)% reduction in adjusted EBITDA compared to the third quarter of 2007.  Lower revenue resulted from a (10)% decline in segments, offset by higher yield per segment compared to the third quarter of 2007.  Agency inducements were flat compared to the third quarter of 2007.  In addition, our GDS business reduced its operating expenses, excluding inducements to agents, by $23 million, or 13%, compared to the third quarter of 2007.  Higher yields and operating expense savings drove a 98 bps improvement in adjusted EBITDA margin to 31% compared to the third quarter of 2007.

GTA ($ in millions)	3Q 2007	3Q 2008	Change*	% Change*
Net Revenue (1)	$103	$103	$0	0%
Adjusted Net Revenue (1)	$103	$103	$0	0%
EBITDA (1)	$38	$47	$9	24%
Adjusted EBITDA (1)	$40	$46	$6	15%
Adjusted EBITDA Margin %	38.8%	44.7%	583 bps	15%

*	May not calculate due to rounding
(1)	3Q 2007 reflects the sale of Trust International on January 2, 2008 as a discontinued operation in our financial results.

Net revenue and EBITDA for GTA were $103 million and $47 million, respectively, in the third quarter of 2008.  Adjusted net revenue and adjusted EBITDA for GTA in the third quarter of 2008 were $103 million and $46 million, respectively, representing flat revenue and a 15% increase in adjusted EBITDA compared with the third quarter of 2007.  Global Total Transaction Value (“TTV”) grew 2% in the quarter, driven primarily by higher average daily rates and a slight increase in the length of stay.  TTV in EMEA and APAC regions grew 19% and 3%, respectively, in the quarter, which was offset by declines in North America and our affiliate channels.  Operating expenses for GTA decreased 14% during the third quarter of 2008, which drove a 15% increase in adjusted EBITDA margin.

Corporate and Other

Travelport incurred adjusted Corporate and Other expenses of $20 million for the third quarter of 2008, representing a $1 million decrease compared to the third quarter of 2007 due to lower bonus expense.  Excluded from the adjusted results are $11 million in gains from the early retirement of our repurchased bonds and other one-time costs related to integration.  During the third quarter of 2008, Travelport used $12 million in cash from operations.  During the quarter, we drew down

$113 million from our revolving credit facility.  Also, during the quarter, we repurchased at a discount approximately $58 million in principal amount of our bonds.  Travelport ended the quarter with $268 million of cash.  Subsequent to the end of the quarter, we drew down an additional $147 million from our revolving credit facility.  During the quarter, Travelport paid a $60 million dividend to its parent company.

Orbitz Worldwide

($ in millions)

Travelport Limited currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport deconsolidated the results of Orbitz Worldwide with effect from October 31, 2007 and accounts for the Orbitz Worldwide results under the equity method of accounting.

In connection with the preparation of its financial statements for the quarter ended September 30, 2008, Orbitz Worldwide performed an interim impairment test of its goodwill, trademarks and trade names. As a result of these tests, Orbitz Worldwide concluded that the goodwill, trademarks and trade names and customer relationships related to its domestic and international subsidiaries were impaired.  As a result, Orbitz Worldwide recorded a non-cash impairment charge of $297 million during the three months ended September 30, 2008, of which $210 million related to goodwill, $74 million related to trademarks and trade names and $13 million related to customer relationships.  As a result of losses incurred by Orbitz Worldwide during 2008, we have recorded a non-cash charge of $138 million related to our investment.

	3Q 2007	3Q 2008	Change	% Change
Net Revenue (1)	$225	—	—	—
Adjusted Net Revenue (1)	—	—	—	—
EBITDA (1)	$38	—	—	—
Adjusted EBITDA (1)	—	—	—	—

—	Not meaningful
(1)	3Q 2007 includes Orbitz Worldwide results. Adjusted results exclude Orbitz Worldwide in all periods.

Conference Call/Webcast

The Company’s third quarter 2008 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 11:00 a.m. (EST), and through a limited number of listen-only, dial-in conference lines.  The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 888-713-4217 in the United States and 617-213-4869 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 14140781.  A replay of the conference call will be available November 13, 2008 at 1:00 p.m. (EST) through November 20, 2008. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 29846354.

About Travelport

Travelport is one of the world’s largest travel conglomerates offering broad based business services to companies operating in the global travel industry. The company is comprised of Travelport GDS, a global distribution system business that includes the Worldspan and Galileo brands; GTA, a group travel and wholesale hotel business; Business Intelligence Services, a data analysis business; and IT Services and Software, which hosts mission critical applications and provides business solutions for major airlines.  Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. With 2007 revenues of $2.6 billion, Travelport operates in 145 countries and has approximately 5,500 employees.  Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures and Travelport management.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; our ability to successfully integrate acquired businesses and realize anticipated benefits of past and future acquisitions, including the Worldspan acquisition; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings and operational synergies from our re-engineering efforts and the Worldspan acquisition; and our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules,  important information regarding such measures is contained on pages 6 through 8 of this release.

INVESTOR CONTACT: Raffaele Sadun of Travelport, +1-973-939-1450, or raffaele.sadun@travelport.com

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

(UNAUDITED)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2008
Net revenue	$754	$634	$2,135	$2,003
Costs and expenses
Cost of revenue	298	308	863	1,010
Selling, general and administrative	297	162	859	503
Separation and restructuring charges	—	5	29	19
Depreciation and amortization	70	65	175	194
Other expense, net	—	1	2	1
Total costs and expenses	665	541	1,928	1,727
Operating income	89	93	207	276
Interest expense, net	(113)	(84)	(281)	(222)
Other expense, net	(1)	—	(1)	—
Gain on early extinguishment of debt	—	11	—	29
Income (loss) from continuing operations before income taxes, minority interest and equity in losses of investments, net	(25)	20	(75)	83
Provision for income taxes	(26)	(10)	(31)	(33)
Minority interest in loss of consolidated subsidiaries, net of tax	1	—	1	—
Equity in losses of investments, net	—	(138)	—	(148)
Loss from continuing operations, net of tax	(50)	(128)	(105)	(98)
Loss from discontinued operations	—	—	(1)	—
Net loss	$(50)	$(128)	$(106)	$(98)

TRAVELPORT LIMITED

SEGMENT EBITDA AND RECONCILIATION OF EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2008
GDS
Net revenue	$449	$531	$1,271	$1,715
Segment EBITDA	122	146	357	474
GTA
Net revenue	103	103	248	288
Segment EBITDA	38	47	63	92
Orbitz Worldwide
Net revenue	225	—	672	—
Segment EBITDA	38	—	87	—
Corporate and other
EBITDA(a)	(40)	(24)	(126)	(67)
Intersegment eliminations(b)
Net revenue	(23)	—	(56)	—
Consolidated Totals
Net revenue	$754	$634	$2,135	$2,003
EBITDA	$158	$169	$381	$499

—	Not meaningful.
(a)	Corporate and other includes corporate general and administrative costs not allocated to the segments.
(b)	Consists primarily of eliminations related to the inducements paid by the Company’s GDSs to Orbitz Worldwide.

Provided below is a reconciliation of EBITDA to income/(loss) from continuing operations before income taxes and equity in losses of investments, net:

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2008
EBITDA	$158	$169	$381	$499
Interest expense, net	(113)	(84)	(281)	(222)
Depreciation and amortization	(70)	(65)	(175)	(194)
Income (loss) from continuing operations before income taxes, minority interest and equity in losses of investments, net	$(25)	$20	$(75)	$83

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are management’s primary metric for measuring business performance and are used by the Board of Directors to determine incentive compensation.  Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management.  Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to exclude the impact of deferred revenue written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations.  Adjusted EBITDA is defined as EBITDA adjusted to exclude the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended September 30, 2008
	GDS	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$531	$—	$103	$—	$634
Adjustments
Separation from Cendant and Related	1	—	—	—	1
Total	1	—	—	—	1
Adjusted Net Revenue*	$532	$—	$103	$—	$635

EBITDA	$146	$—	$47	$(24)	$169
Adjustments
Impairment	—	—	—	1	1
Acquired / Disposed EBITDA	0	—	—	—	0
Separation from Cendant and Related	1	—	—	3	3
Non-recurring Items Associated with Travelport Acquisitions	14	—	(1)	2	15
Restructure and Related	3	—	0	2	5
Equity based compensation	—	—	—	2	2
Other	—	—	—	(5)	(5)
Total	19	—	(1)	4	22
Adjusted EBITDA*	$165	$—	$46	$(20)	$191

	Three Months Ended September 30, 2007
	GDS	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$449	$225	$103	$(23)	$754
Adjustments
Acquired / Disposed Revenue	99	(225)	—	23	(104)
Separation from Cendant and Related	1	—	—	—	1
Other	7	—	—	—	7
Total	107	(225)	—	23	(96)
Adjusted Net Revenue*	$556	$—	$103	$—	$658

EBITDA	$122	$38	$38	$(40)	$158
Adjustments
Impairment	—	—	—	—	—
Acquired / Disposed EBITDA	21	(38)	(0)	(0)	(16)
Separation from Cendant and Related	1	—	—	3	4
Non-recurring Items Associated with Travelport Acquisitions	10	—	3	6	19
Restructure and Related	(1)	(0)	0	0	(1)
Equity based compensation	—	—	(0)	8	8
Other	15	—	—	1	16
Total	45	(38)	2	18	28
Adjusted EBITDA*	$167	$—	$40	$(21)	$186

*	Totals may not calculate due to rounding.
—	Not meaningful.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Nine Months Ended September 30, 2008
	GDS	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$1,715	$—	$288	$—	$2,003
Adjustments
Acquired / Disposed Revenue	(0)	—	—	—	(0)
Separation from Cendant and Related	2	—	—	—	2
Total	2	—	—	—	2
Adjusted Net Revenue*	$1,717	$—	$288	$—	$2,005

EBITDA	$474	$—	$92	$(67)	$499
Adjustments
Impairment	—	—	—	1	1
Acquired / Disposed EBITDA	7	—	—	—	7
Separation from Cendant and Related	2	—	(0)	5	7
Non-recurring Items Associated with Travelport Acquisitions	43	—	(3)	17	56
Restructure and Related	12	—	2	5	19
Equity based compensation	—	—	—	2	2
Other	—	—	—	(25)	(25)
Total	65	—	(1)	5	68
Adjusted EBITDA*	$539	$—	$90	$(62)	$567

	Nine Months Ended September 30, 2007
	GDS	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$1,271	$672	$248	$(56)	$2,135
Adjustments
Acquired / Disposed Revenue	505	(672)	(2)	56	(112)
Separation from Cendant and Related	4	—	2	—	6
Other	7	—	—	—	7
Total	516	(672)	—	56	(100)
Adjusted Net Revenue*	$1,787	$—	$248	$—	$2,035

EBITDA	$357	$87	$63	$(126)	$381
Adjustments
Impairment	0	—	—	0	0
Acquired / Disposed EBITDA	151	(89)	(1)	(0)	61
Separation from Cendant and Related	4	—	2	10	16
Non-recurring Items Associated with Travelport Acquisitions	13	—	9	24	46
Restructure and Related	20	1	2	1	24
Equity based compensation	—	—	0	20	20
Other	12	—	—	(2)	11
Total	201	(87)	11	54	178
Adjusted EBITDA*	$558	$—	$74	$(72)	$559

*	Totals may not calculate due to rounding.
—	Not meaningful.

TRAVELPORT LIMITED

BALANCE SHEETS

(in millions, except per share data)

(UNAUDITED)

	December 31, 2007	September 30, 2008
Assets
Current assets:
Cash and cash equivalents	$309	$268
Accounts receivable, net	417	496
Deferred income taxes	9	9
Other current assets	252	223
Assets of discontinued operations	36	—
Total current assets	1,023	996
Property and equipment, net	532	501
Goodwill	1,757	1,742
Trademarks and tradenames	510	502
Other intangible assets, net	1,717	1,592
Investment in Orbitz Worldwide	366	215
Non-current deferred income taxes	3	1
Other non-current assets	242	211
Total assets	$6,150	$5,760
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$191	$213
Accrued expenses and other current liabilities	827	815
Current portion of long-term debt and revolver borrowings	17	132
Deferred income taxes	—	1
Liabilities of discontinued operations	8	—
Total current liabilities	1,043	1,161
Long-term debt	3,751	3,533
Deferred income taxes	261	240
Other non-current liabilities	209	166
Total liabilities	5,264	5,100
Commitments and contingencies
Shareholders’ equity:
Common stock $1.00 par value; 12,000 shares authorized, 12,000 shares issued and outstanding	—	—
Additional paid in capital	1,317	1,257
Accumulated deficit	(594)	(692)
Accumulated other comprehensive income	163	95
Total shareholders’ equity	886	660
Total liabilities and shareholders’ equity	$6,150	$5,760

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS

(in millions)

(UNAUDITED)

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2008
Operating activities of continuing operations
Net income (loss)	$(106)	$(98)
Loss from discontinued operations	(1)	—
Income (loss) from continuing operations	(105)	(98)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations
Depreciation and amortization	175	194
Deferred income taxes	(1)	(8)
Provision for bad debts	6	6
FASA liability	—	(25)
Amortization of debt issuance costs	34	16
Non-cash charges related to tax sharing liability	11	—
Gain on early extinguishment of debt	—	(29)
Unrealized gains on interest rate derivatives	—	(17)
Equity based compensation	23	—
Equity in losses of investments, net	—	148
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	(69)	(100)
Other current assets	(19)	(8)
Accounts payable, accrued expenses and other current liabilities	214	74
Other	(32)	(13)
Net cash provided by operating activities of continuing operations	237	140
Investing activities of continuing operations
Property and equipment additions	(80)	(71)
Businesses acquired, net of cash and acquisition related payments	(1,058)	4
Proceeds from asset sales	55	7
Other	(25)	(4)
Net cash used in investing activities of continuing operations	(1,108)	(64)
Financing activities of continuing operations
Proceeds from borrowings	1,640	113
Principal payments on borrowings	(1,091)	(165)
Issuance of common stock	5	—
Distribution to a parent company	—	(60)
Proceeds from Orbitz Worldwide IPO	477	—
Contribution from Parent	135	—
Debt issuance costs	(25)	—
Net cash provided by (used in) financing activities of continuing operations	1,141	(112)
Effect of changes in exchange rates on cash and cash equivalents	5	(5)
Net increase (decrease) in cash and cash equivalents from continuing operations	275	(41)
Cash provided by (used in) discontinued operations
Operating activities	2	—
Investing Activities	(2)	—
Cash and cash equivalents at beginning of period	87	309
Cash and cash equivalents at end of period	362	268
Less cash of discontinued operations	(2)	—
Cash and cash equivalents of continuing operations	$360	$268
Supplemental disclosure of cash flow information
Interest payments	$272	$235
Income tax payments, net	$18	$18

TRAVELPORT LIMITED

Operating Statistics

(UNAUDITED)

	Three Months Ended
	September 30,
	2008	2007	Change	% Change
GDS (segments in millions)
Americas Segments	43.7	48.3	(4.6)	(10)%
International Segments	44.7	49.9	(5.2)	(10)%
Total Segments	88.4	98.2	(9.8)	(10)%

GTA (TTV in millions)
Total Transaction Value	$575	$563	$12	2%

	Nine Months Ended
	September 30,
	2008	2007	Change	% Change
GDS (segments in millions)
Americas Segments	145.5	168.5	(23.0)	(14)%
International Segments	152.4	160.3	(7.9)	(5)%
Total Segments	297.9	328.8	(30.9)	(9)%

GTA (TTV in millions)
Total Transaction Value	$1,516	$1,375	$141	10%